EXHIBIT 5


                                                    Kathleen A. McGah
                                                    Deputy General Counsel
                                                    Legal Division - 19 CP
                                                    Telephone: (860) 308-6894
                                                    Fax: (860) 308-5155

                                                    June 28, 2005.




The Travelers Life and Annuity Company
P.O. Box 990026
Hartford, Connecticut 06199-0026


Gentlemen:

With reference to the Registration Statement on Form S-2 filed by The Travelers Life and Annuity Company with the Securities and Exchange Commission covering modified guaranteed annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Travelers Life and Annuity Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue fixed annuity contracts by the Insurance Commission of the State of Connecticut.

2. The modified guaranteed annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, are approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Life and Annuity Company.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Opinion" in the Prospectus constituting a part of the Registration Statement.


                                   Very truly yours,

                                   /s/ Kathleen A. McGah
                                   --------------------------------------
                                   Deputy General Counsel
                                   The Travelers Life and Annuity Company